Exhibit 99.1

Apollo Investment Corporation

Completes $50 Million of Stock Repurchases and Board of Directors Authorizes New Stock

Repurchase Plan

New York, NY — December 14, 2015 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” today announced that since adopting a stock repurchase plan in August 2015, the Company has repurchased $50 million of its common stock, which represents the full amount authorized by the Board of Directors under the plan.

The Company also announced today that its Board of Directors has approved a new stock repurchase plan (the “Repurchase Plan”) to acquire up to $50 million of the Company’s common stock, in accordance with applicable rules specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Repurchase Plan, the Company may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time provided that the Company complies with the prohibitions under its insider trading policies and the requirements of Rule 10b-18 of the Exchange Act, including certain price, market volume and timing constraints. The Company intends to allocate a portion of the authorized amount under the Repurchase Plan to be repurchased in accordance with Rule 10b5-1 of the Exchange Act (the “10b5-1 Plan”). The Repurchase Plan and the 10b5-1 Plan are designed to allow the Company to repurchase its shares both during its open window periods and at times when it otherwise might be prevented from doing so under applicable insider trading laws or because of self-imposed trading blackout periods. The Repurchase Plan does not have an expiration date and may continue to be modified or discontinued at any time.

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollolp.com